Exhibit 99.2

LiveOne to Announce Second Quarter Fiscal 2022 Financial Results and Host Investor Webcast on October 28th

LOS ANGELES, Oct. 22, 2021 -- LiveOne (Nasdaq: LVO), a global platform for livestream and on-demand audio, video and podcast/vodcast content in music, comedy and pop culture, and owner of LiveXLive, PodcastOne, Slacker Radio, React Presents, Gramophone Media and Custom Personalization Solutions, plans to announce its operating and financial results for the second quarter ended September 30, 2021, after the close of the U.S. financial markets on Thursday, October 28, 2021.

LiveOne’s senior management will host a live conference call and audio webcast to provide a business update and discuss its operating and financial results beginning at 1:30 p.m. Pacific time / 4:30 p.m. Eastern time on Thursday, October 28, 2021.

Conference Call and Webcast

WHEN: Thursday, October 28, 2021
TIME: 4:30 PM ET / 1:30 PM PT
DOMESTIC DIAL-IN: 844-746-0736
INTERNATIONAL DIAL-IN: 412-317-0796

WEBCAST – Both the live webcast and a replay can be accessed on the Investor Relations section of LiveOne’s website at Events | LiveOne

LiveOne has the first talent-centric platform focused on superfans and building long-term franchises in on-demand audio and video, podcasting, vodcasting, OTT linear channels, pay-per-view, and livestreaming. Its model includes multiple monetization paths including subscription, advertising, sponsorship, merchandise sales, licensing, and ticketing. LiveOne raised revenue guidance for its 2022 fiscal year based on strength in its core businesses.

About LiveOne, Inc.

Headquartered in Los Angeles, California, LiveOne, Inc. (NASDAQ: LVO) (the “Company”) is a global talent-first, interactive music, sports, and entertainment subscription platform delivering premium content and livestreams from the world’s top artists. The Company has streamed over 1,800 artists since January 2020, a library featuring close to 30 million songs, 500 expertly curated radio stations, 235 podcasts/vodcasts, hundreds of pay-per-views, personalized merchandise, and NFTs business, and has created a valuable connection between brands, fans, and bands. The Company’s other major wholly-owned subsidiaries are LiveXLive, PPVOne, Slacker Radio, React Presents, Custom Personalization Solutions, Gramophone Media and PodcastOne which generates more than 2.38 billion downloads per year and 300+ episodes distributed per week across a stable of hundreds of top podcasts. The combination of acquisitions and the expansion of products and franchises have secured LiveOne as a top-rated music, entertainment, and media services company. LiveXLive is available on iOS, Android, Roku, Apple TV, and Amazon Fire, and through OTT, STIRR, Sling, and XUMO, in addition to its app, online website, and social channels. For more information, visit www.livexlive.com and follow us on Facebook, Instagram, TikTok, and Twitter at @livexlive.

Forward-Looking Statements

All statements other than statements of historical facts contained in this press release are “forward-looking statements,” which may often, but not always, be identified by the use of such words as “may,” “might,” “will,” “will likely result,” “would,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or the negative of such terms or other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements, including: the Company’s reliance on one key customer for a substantial percentage of its revenue; the Company’s ability to consummate any proposed financing, acquisition, spin-out, distribution or transaction, the timing of the closing of such proposed event, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all, or that the closing of any proposed financing, acquisition, spin-out, distribution or transaction will not occur or whether any such event will enhance shareholder value; the Company’s ability to continue as a going concern; the Company’s ability to attract, maintain and increase the number of its users and paid subscribers; the Company identifying, acquiring, securing and developing content; the Company’s intent to repurchase shares of its common stock from time to time under its announced stock repurchase program and the timing, price, and quantity of repurchases, if any, under the program; the Company’s ability to maintain compliance with certain financial and other covenants; the Company successfully implementing its growth strategy, including relating to its technology platforms and applications; management’s relationships with industry stakeholders; the effects of the global Covid-19 pandemic; changes in economic conditions; competition; risks and uncertainties applicable to the businesses of the Company’s subsidiaries; and other risks, uncertainties and factors including, but not limited to, those described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2021, filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 14, 2021, Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed with the SEC on August 16, 2021, and in the Company’s other filings and submissions with the SEC. These forward-looking statements speak only as of the date hereof, and the Company disclaims any obligations to update these statements, except as may be required by law. The Company intends that all forward-looking statements be subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.

LiveOne Press Contact:
aileen@livexlive.com
917.842.9653

LiveOne IR Contact:
IR@liveone.com
310.601.2505